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                                 PRESS RELEASE


PATAPSCO BANCORP, INC.
For further information, contact Joseph Bouffard, President {410-285-9327}


      PATAPSCO BANCORP, INC. ANNOUNCES QUARTERLY AND YEAR TO DATE EARNINGS


Baltimore, Md. April 27, 2006 - Patapsco Bancorp, Inc. (OTC, Electronic Bulletin
Board: PATD)

      Patapsco Bancorp, Inc., the parent company of The Patapsco Bank, announced a 22% increase in quarterly earnings and a 3% increase in year to date earnings.

      For the Company's third quarter, ending March 31, 2006, earnings were $301,000 or $.16 diluted earnings per share compared to earnings of $247,000 or $.13 diluted earnings per share for the same quarter in the prior year.

      For the first nine months of the Company's fiscal year, ending March 31, 2006, earnings were $965,000 or $.50 diluted earnings per share compared to $941,000 or $.49 diluted earnings per share for the prior year comparable period, a 3% increase in earnings and a 2% increase in diluted earnings per share.

      On an annualized basis for the nine month period, the Company's return on average assets and return on average equity were .60% and 7.22% respectively.

      As of March 31, 2006, Patapsco Bancorp, Inc. reported assets of $228 million and total stockholders' equity of $17.8 million compared to $205 million and $17.5 million at June 30, 2005, the Company's last fiscal year end.

      The Patapsco Bank serves Baltimore and surrounding counties from its six offices located in Baltimore City and Baltimore County, Maryland.

      On the reverse hereof, is a summary of the unaudited financial highlights for the periods discussed herein ending March 31, 2006.




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

FINANCIAL HIGHLIGHTS (unaudited)
Patapsco Bancorp, Inc. and Subsidiary

==================================================================================================================

                                                      For the Nine Months             For the Three Months Ended
                                                           March 31,                           March 31,
                                                  ----------------------------        ----------------------------
  (Dollars in thousands, except per share data)       2006          2005                  2006          2005
==================================================================================================================
OPERATING RESULTS:
Interest income                                        $ 9,871       $ 8,911               $ 3,498       $ 2,977
Interest expense                                         3,481         2,823                 1,315           945
                                                       -------       -------               -------       -------
Net interest income                                      6,390         6,088                 2,183         2,032
Provision for loan losses                                   40           185                     0           100
                                                       -------       -------               -------       -------
Net interest income after provision                      6,350         5,903                 2,183         1,932
   for loan losses
Gain on Sale of Investments                                  2             0                     2             0
Other Noninterest income                                   640           485                   199           176
Noninterest expense                                      5,453         4,915                 1,908         1,720
Provision for income taxes                                 574           532                   175           141
                                                       -------       -------               -------       -------
Net income                                             $   965       $   941               $   301       $   247
                                                       =======       =======               =======       =======

PER SHARE DATA:
Net income per share, basic                            $  0.57       $  0.56               $  0.17       $  0.14
Net income per share, diluted                          $  0.50       $  0.49               $  0.16       $  0.13

Book Value per common share(1)                         $  9.72       $  9.31
Tangible Book Value per Share (2)                      $  7.89       $  7.44
Period End Stock Price                                 $ 11.70       $ 12.25
Stock Price as a percentage of tangible book value      148.29%       164.65%

PERFORMANCE RATIOS: (3)
Return on average assets                                  0.60%         0.61%                 0.54%         0.48%
Return on average equity                                  7.22%         7.38%                 6.75%         5.74%
Net interest margin                                       4.27%         4.22%                 4.17%         4.27%
Net interest spread                                       4.02%         4.03%                 3.91%         4.08%

                                                                At
                                                  ----------------------------
                                                      March 31       June 30
                                                        2006          2005
                                                  ----------------------------
BALANCES
Net Loans                                              $190,234      $161,094
Total Assets                                           $228,398      $204,704
Deposits                                               $168,083      $164,320
Borrowings                                             $ 40,050      $ 20,233
Stockholder's Equity                                   $ 17,992      $ 17,587

CAPITAL & CREDIT QUALITY RATIOS
Stockholder's equity to total assets                       7.88%         8.59%
Allowance for loan losses to total loans                   0.50%         0.66%
Nonperforming assets to total assets                       0.10%         0.05%

(1) Assumes conversion of preferred shares to common
(2) Tangible book value per share deducts goodwill fron common equity and assumes all preferred shares convert to common.
(3) Amounts for the three and nine month periods ended March 31, 2006 and 2005 are annualized.